UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Q THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52062	20-3708500
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Arapeen Drive, Suite 102 Salt Lake City, UT	84108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 582-5400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2012, the Board of Directors of Q Therapeutics, Inc. (the “Company”) approved the addition of 3,000,000 shares of the Company’s common stock to the pool of shares reserved for issuance pursuant to the Company’s 2011 Equity Incentive Compensation Plan (the “Plan”) and authorized the officers to solicit the consent of the Company’s stockholders to increase the number of shares authorized for issuance pursuant to the Plan.

Effective May 6, 2013, stockholders representing approximately 69% of the issued and outstanding voting capital stock of the Company accepted our Board of Directors’ recommendation and gave their written consent to approve the increase of 3,000,000 shares of the common stock of the Company to the pool of shares reserved for issuance under the Plan, from 1,877,529 to 4,877,529 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	Q THERAPEUTICS, INC.

	By:	/s/ STEVEN J. BORST
Steven J. Borst
Title: Chief Financial Officer ,Vice President Corporate Development
(Principal Financial Officer and Principal Accounting Officer)